Exhibit 23.1

November 5, 2009

PRIVATE AND CONFIDENTIAL

The Board of Directors
China Nutrifruit Group Limited
No.2 Wenhua Street
Dongfeng New Village
Daqing
Heilongjiang Province
The People's Republic of China

Dear Sirs

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form S-8 of our auditors' report dated June 30, 2009 relating to the consolidated financial statements of China Nutrifruit Group Limited as of and for the years ended March 31, 2008 and 2009, appearing in Form 10-K for the year ended March 31, 2009.

We hereby consent to the use in this Registration Statement on Form S-8 of our auditors' report dated August 11, 2008 relating to the financial statements of Daqing Longheda Food Company Limited as of and for the years then ended March 31, 2007 and 2008, appearing in Form S-1 (File No. 333-154222), which is part of this Registration Statement.

We hereby consent to the use in this Registration Statement on Form S-8 of our auditors' report dated August 11, 2008 relating to the consolidated financial statements of Fezdale Investments Limited and subsidiaries as of and for the period from August 22, 2007 (date of incorporation) to March 31, 2008, appearing in Form S-1 (File No. 333-154222), which is part of this Registration Statement.

Yours faithfully,

/s/ HLB Hodgson Impey Cheng
HLB Hodgson Impey Cheng